Exhibit 10.1

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated as of October ___, 2009 (this “Amendment Agreement”) with respect to that certain (i) Secured Convertible Debenture dated December 30, 2005 in the original principal amount of $1,159,047 (as amended, modified, supplemented or amended and restated from time to time, the “First Debenture”) issued by Trey Resources, Inc. (“Company”) to YA Global Investments, L.P. (“Holder”), (ii) Secured Convertible Debenture dated December 30, 2005 in the original principal amount of $600,000 (as amended, modified, supplemented or amended and restated from time to time, the “Second Debenture”) issued by Company to Holder and (iii) Secured Convertible Debenture dated May 5, 2006 in the original principal amount of $600,000 (as amended, modified, supplemented or amended and restated from time to time, the “Third Debenture” and, collectively with the First Debenture and Second Debenture, the “Debentures”) issued by Company to Holder.

W I T N E S S E T H:

WHEREAS, pursuant to the Debentures, Holder provided Company with financial accommodations which remain outstanding; and

WHEREAS, the Company has requested that Holder amend the Debentures, and Holder is willing to do so, but only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AGREEMENT TO AMEND DEBENTURES

Section 1.1. Amendment Agreement.  Holder hereby agrees to amend the Debentures in accordance with the terms and conditions of the Debenture Amendments (as hereinafter defined).

ARTICLE II

EFFECTIVE DATE

Section 2.1. Effective Date.  This Amendment Agreement shall become effective as of the date hereof (the “Effective Date”) upon receipt by Holder of counterparts of the following, in each case, duly executed and delivered by the Company and Holder:  (a) this Agreement, (b) amendment number 1 to First Debenture (“First Debenture Amendment”), (c) amendment number 1 to Second Debenture (“Second Debenture Amendment”) and (d) amendment number 1 to Third Debenture (“Third Debenture Amendment” and, collectively, with the First Debenture Amendment and Second Debenture Amendment, the “Debenture Amendments”).

ARTICLE III

INTERPRETATION

Section 3.1. Continuing Effect of Debenture.  The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Debentures and the other Transaction Documents (as defined in the Debentures).  The Company and Holder each hereby acknowledges and agrees that the Debentures shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, except as expressly modified hereby or by the Debenture Amendments.  Any terms or conditions contained in this Amendment Agreement and the Debenture Amendments shall control over any inconsistent terms or conditions in the Debentures.
Section 3.2. No Waiver.  Nothing contained in this Amendment Agreement shall be construed or interpreted or is intended as a waiver of any default or Event of Default (as defined in the Transaction Documents) or of any rights, powers, privileges or remedies that the Holder has or may have under the Debentures, any other related document or applicable law on account of such default or Event of Default.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Representations and Warranties.  The Company hereby represents and warrants as of the date hereof that, after giving effect to this Amendment Agreement, (a) no default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Company contained in the Debentures and the other Transaction Documents are true and correct in all material respects on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4.2. Perfection Certificate.  The Company shall, within 20 days of the date hereof, deliver to Holder a current updated perfection certificate in the form attached hereto as Exhibit A (“Perfection Certificate”).  The agreement of the Company to deliver the Perfection Certificate shall be deemed to be, and shall be, an agreement under each of the Debentures, and any breach by Company of this Section 4.2 shall, without the requirement of notice or any further action of any party, constitute an Event of Default.

Section 4.3. Cross-Default; Cross Collateralization.  The Company hereby ratifies, confirms, and reaffirms that (a) the obligations secured by the Transaction Documents include, without limitation, the Obligations (as defined in the Transaction Documents), and any future modifications, amendments, substitutions or renewals thereof, (b) all collateral, whether now existing or hereafter acquired, granted to Holder pursuant to the Transaction Documents, or otherwise shall secure all of the Obligations until full and final payment of the Obligations, and (c) the occurrence of a default and/or Event of Default under any Transaction Document shall constitute a default and/or Event of Default under all of the Transaction Documents, it being the express intent of the Company that all of the Obligations be fully cross-collateralized and cross-defaulted.  Without limiting the foregoing, and for the avoidance of doubt, the Company hereby grants the Holder a security interest in all of the Company’s assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing.

Section 4.4. Fees and Expenses.  The Company agrees to pay to the Holder on demand all expenses including attorney’s fees and expenses of the Holder in connection with the preparation, negotiation and execution of this Amendment Agreement.

Section 4.5. Counterparts.  This Amendment Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when duly executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 4.6. GOVERNING LAW.  THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

TREY RESOURCES, INC. By: _________________________________ Name: Title:

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: General Partner

By:
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A

PERFECTION CERTIFICATE